Exhibit 10.1

EXECUTION VERSION
COVANTA HOLDING CORPORATION
3.25% Cash Convertible Senior Notes due 2014
PURCHASE AGREEMENT
May 18, 2009
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
As Representatives of the several
   Initial Purchasers named in Schedule 1 attached hereto,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
          Covanta Holding Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $400,000,000 aggregate principal amount of 3.25% Cash Convertible Senior Notes due 2014 (the “Firm Notes”) to the initial purchasers (the “Initial Purchasers”) named in Schedule 1 attached to this agreement (this “Agreement”) for whom you are acting as representatives (the “Representatives”). In addition, the Company proposes to issue and sell to the Initial Purchasers up to an additional $60,000,000 aggregate principal amount of 3.25% Cash Convertible Senior Notes due 2014 on the terms set forth in Section 2 (the “Option Notes”). The Firm Notes and the Option Notes, if purchased, are hereinafter collectively called the “Notes.” The Notes will be issued pursuant to an indenture (the “Indenture”) to be entered into on the Initial Delivery Date (as defined in Section 5) by the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes will be convertible into cash based on the market price of the shares of common stock of the Company, par value $0.10 per share (the “Common Stock”), in accordance with the terms of the Notes and the Indenture. This is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.
          1. Purchase and Resale of the Notes. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Company has prepared a preliminary offering memorandum, dated May 18, 2009 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule 2 (the “Pricing Term Sheet”) and an offering memorandum, dated May 18, 2009 (the “Offering Memorandum”), setting forth information regarding the Company and the Notes. The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule 3 hereto (other than any “road show”) are collectively referred to as the “Pricing Disclosure Package.” The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum and any other documents listed on Schedule 3 hereto in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 4:30 p.m. (New York City time) on the date of this Agreement.
          Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.
          It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear the following legend (along with such other legends as the Initial Purchasers and their counsel deem necessary):
THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, UNTIL SUCH TIME AS COVANTA HOLDING CORPORATION (THE “COMPANY”) HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND NO LONGER APPLIES, THIS NOTE MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE OVER-ALLOTMENT OPTION PURSUANT TO THE PURCHASE AGREEMENT DATED AS OF MAY 18, 2009, AMONG THE COMPANY AND THE INITIAL PURCHASERS SPECIFIED THEREIN) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTES EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL

BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS NOTE WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE COMPANY HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE OVER-ALLOTMENT OPTION) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE COMPANY, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY RESELL THIS NOTE OTHER THAN IN CONFORMITY WITH RULE 144 BEFORE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE OVER-ALLOTMENT OPTION).
          You have advised the Company that you will make offers (the “Exempt Resales”) of the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to persons (the “Eligible Purchasers”) whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”).
          2. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:
     (a) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a United States national securities exchange registered or that are quoted in a United States automated inter-dealer quotation system.
     (b) Assuming that your representations and warranties in Section 4(a) are true, the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any of its representatives (other than the Initial Purchasers, as to whom the Company makes no representation) in connection with the offer and resale of the Notes.

     (c) Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.
     (d) The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company is contemplated.
     (e) The Pricing Disclosure Package did not, as of the Applicable Time, and will not, as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 9(e).
     (f) The Offering Memorandum will not, as of its date and as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 9(e).
     (g) The Company has not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representatives; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is set forth substantially in form and substance as attached hereto on Schedule 3. Each Free Writing Offering Document, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, and will not, as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any

Initial Purchaser specifically for inclusion therein, which information is specified in Section 9(e).
     (h) The Exchange Act Reports did not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representation and warranty is given on the basis that any statement contained in an Exchange Act Report shall be deemed not to be contained therein if the statement has been modified or superseded by any statement in a subsequently filed Exchange Act Report or in any amendment or supplement thereto.
     (i) Each of the Company and its subsidiaries (as defined in Section 18) has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, results of operations, stockholders’ equity, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. Schedule 4-A hereto sets forth a true and correct list of all subsidiaries owned or controlled by the Company that would be required to be disclosed under Item 601(b)(21) of Regulation S-K. None of the subsidiaries of the Company (other than the subsidiaries listed on Schedule 4-B hereto (collectively, the “Significant Subsidiaries”)) is a “significant subsidiary” (as defined in Rule 405).
     (j) The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained or incorporated by reference in each of the Pricing Disclosure Package and the Offering Memorandum and were issued in compliance with federal and, to the best knowledge of the Company, state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform in all material respects to the description thereof contained in each of the Pricing Disclosure Package and the Offering Memorandum and were issued in compliance with federal and, to the best knowledge of the Company, state securities laws. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims created pursuant to the Credit and Guaranty Agreement, dated as of February 9, 2007, among the Company, Covanta Energy

Corporation, certain of its subsidiaries, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, or as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (k) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes and the Indenture; the Notes have been duly authorized and, when issued and delivered by the Company and paid for by the Initial Purchasers pursuant to this Agreement and duly authenticated by the Trustee, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, and will be enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and by general equity principles (whether considered in a proceeding in equity or at law); the Indenture has been duly authorized by the Company and, when executed and delivered by the Company, and assuming the due authorization, execution and delivery of the Indenture by the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and by general equity principles (whether considered in a proceeding in equity or at law); and the Notes and the Indenture will conform in all material respects to the descriptions thereof in each of the Pricing Disclosure Package and the Offering Memorandum.
     (l) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.
     (m) The execution, delivery and performance of this Agreement by the Company, the issuance of the Notes, the consummation of the other transactions contemplated hereby and the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement, the issuance of the Notes or consummation of the other transactions contemplated hereby, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

     (n) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the issuance of the Notes, the consummation of the other transactions contemplated hereby and the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum, except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state or foreign securities laws in connection with the purchase and sale of the Notes by the Initial Purchasers.
     (o) Except as described in each of the most recent Pricing Disclosure Package and the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person.
     (p) Neither the Company nor any other person acting on behalf of the Company has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations promulgated by the Commission or the interpretations thereof by the Commission.
     (q) Except as described in each of the Pricing Disclosure Package and the Offering Memorandum, (i) neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since such date, there has not been any change in the capital stock of the Company or the long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the financial condition, results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (r) Since the date as of which information is given in the Pricing Disclosure Package and except as described in each of the Pricing Disclosure Package and the Offering Memorandum, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.
     (s) The statements set forth or incorporated by reference in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the material terms of the

Notes, under the caption “Description of Registrant’s Securities to be Registered” in Form 8-A/A filed with the Commission on November 17, 2006, insofar as they purport to constitute a summary of the material terms of the Common Stock, under the caption “Description of Concurrent Cash Convertible Note Hedge Transactions and Warrant Transactions,” insofar as they purport to constitute a summary of the material terms of the cash convertible note hedge transactions and the warrant transactions, under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the documents and matters referred to therein, and under the caption “Plan of Distribution,” insofar as they purport to describe the provisions of the documents referred to therein, fairly summarize in all material respects the matters referred to therein.
     (t) The historical financial statements of the Company and its subsidiaries (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.
     (u) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears or is incorporated by reference in each of the Pricing Disclosure Package and the Offering Memorandum and who have delivered the initial letter referred to in Section 8(h) hereof, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.
     (v) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, encumbrances and defects, except such as are described in each of the Pricing Disclosure Package and the Offering Memorandum or such as would not reasonably be expected to result in a Material Adverse Effect; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as would not reasonably be expected to result in a Material Adverse Effect.
     (w) The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company reasonably believes (i) is commercially adequate for the conduct of their respective businesses and the value of their respective properties and (ii) is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance.

     (x) The Company is not, and as of the applicable Delivery Date (as defined in Section 5) and after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
     (y) Except as described in each of the Pricing Disclosure Package and the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the issuance of the Notes or consummation of the other transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
     (z) There are no material legal or governmental proceedings or contracts or other material documents of a character that would be required to be described in a registration statement filed under the Securities Act or, in the case of documents, to be filed as exhibits to such registration statement pursuant to Item 601(10) of Regulation S-K, that are not described in each of the Pricing Disclosure Package and the Offering Memorandum.
     (aa) No relationship, direct or indirect, exists that would be required to be described in a registration statement filed under the Securities Act between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is not described in each of the Pricing Disclosure Package and the Offering Memorandum.
     (bb) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.
     (cc) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan: (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA, including, without limitation, any failure to make a required minimum funding payment as described in Pension Benefit Guaranty Corporation (“PBGC”) Regulation Section 4043.25) has occurred or is reasonably expected to occur; (b) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (c) no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (d) no Plan is, or is reasonably expected to be, in “at-risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); and (e) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
     (dd) The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (ee) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (ff) The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (gg) (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
     (hh) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (ii) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in each of the Pricing Disclosure Package and the Offering Memorandum, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in each of the Pricing Disclosure Package and the Offering Memorandum; each of the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits; none of the Company or its subsidiaries is aware of any proceedings relating to the revocation or material modification thereof, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect or except as described in each of the Pricing Disclosure Package and the Offering Memorandum.
     (jj) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except for any failure to own or possess such adequate rights or any such conflict that would not reasonably be expected to result in a Material Adverse Effect.
     (kk) The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in each of the Pricing Disclosure Package and the Offering Memorandum, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.
     (ll) The Company is in compliance in all respects with all presently applicable state and local laws and regulations relating to the safety of its operations, including the Operational Safety and Health Act of 1970, as amended, and the regulations thereunder, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.
     (mm) For each of the insurance Subsidiaries of the Company chartered as an insurance company under state law other than Valor Insurance Company, Incorporated (the “Insurance Subsidiaries”), the Company has delivered true, correct and complete copies of the statutory financial statements (including the annual reports filed in each state in which one of such Insurance Subsidiaries is admitted or approved) for each such Insurance Subsidiary for the years 2006 through 2008. All such statements shall be referred to as “Insurance Subsidiary Statements”; the Insurance Subsidiary Statements present fairly in all material respects, on a consistent basis and in accordance with practices prescribed or permitted by the appropriate regulatory agencies of each state in which the Insurance Subsidiary Statements have been filed or may be required to be filed, the financial position at the end of each such referenced period and results of each such Insurance Subsidiary’s operations for each such referenced period; the exhibits and schedules included in the Insurance Subsidiary Statements are fairly stated in all material respects in relation to the subject Insurance Subsidiary and the Insurance Subsidiary Statements comply in all material respects with applicable regulatory requirements.
     (nn) Each of the Insurance Subsidiaries is duly licensed as an insurance company under the applicable insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder of each jurisdiction in which the conduct of its existing business as described in the Pricing Disclosure Package and the Offering Memorandum requires such licensing, except for such jurisdictions in which the failure to be so licensed would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.
     (oo) Each subsidiary of the Company that owns, leases or operates an electric generation facility located within the United States that makes sales at wholesale (i) either (A) has been granted by the Federal Energy Regulatory Commission (“FERC”) “exempt wholesale generator” or “EWG” (within the meaning of FERC regulations) status, (B) owns a facility that is a “Qualifying Facility” (“QF”) as defined under the Public Utility Regulatory Policies Act of 1978, as amended, and the current rules and regulations promulgated thereunder (“PURPA”), or (C) operates a facility owned by a state or municipality of a state and is thus exempt from the Federal Power Act (“FPA”) under Section 201(f) of the FPA; and (ii) other than Covanta Mid-Connecticut, Inc. (which operates a facility that is owned by the Connecticut Resource Recovery Authority, a public instrumentality and political subdivision of the State of Connecticut established by statute), either (A) has received an order from the FERC that is in full force and effect and not subject to any pending challenge, investigation, complaint, or other proceeding (other than generic proceedings generally applicable in the industry) (x) authorizing such subsidiary to engage in wholesale sales of energy, capacity and/or ancillary services pursuant to Section 205 of the FPA and (y) granting blanket authorizations to issue securities and to assume liabilities pursuant to Section 204 of the FPA or (B) with respect to any subsidiary that owns, leases or operates a QF, such facility is a QF under PURPA and is exempt from regulation under Section 204 of the FPA, and exempt from Sections 205 and 206 of the FPA with respect to current sales from the facilities.
     (pp) Neither the Company, nor any of its subsidiaries, is subject to (i) regulation as a “public utility”, “public service company” or “utility holding company” (or any similar designation) by any state in the United States, including regulation of rates for utility service, securities issuances or other transactions, or (ii) regulation by any local, state, federal or foreign governmental authority requiring any notice, consent or approval for the issuance of the Notes in the manner contemplated in this Agreement.
     (qq) Other than the Insurance Subsidiaries, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in each of the Pricing Disclosure Package and the Offering Memorandum.
     (rr) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or

(iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (ss) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (tt) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (uu) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Pricing Disclosure Package, the Offering Memorandum and any Free Writing Offering Document to which the Representatives have consented in accordance with Section 6(f).
     (vv) The Company and its affiliates have not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company in connection with the offering of the Notes.
     (ww) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Pricing Disclosure Package or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, but only as of the date thereof, to each Initial Purchaser.
          3. Purchase of the Notes by the Initial Purchasers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this

Agreement, the Company agrees to issue and sell to the several Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company the principal amount of the Firm Notes set forth opposite that Initial Purchaser’s name in Schedule 1 hereto, plus any additional principal amount of Notes which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof.
          In addition, the Company grants to the Initial Purchasers an option to purchase up to an additional $60,000,000 aggregate principal amount of Option Notes, solely to cover over-allotments, if any. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each Initial Purchaser agrees, to the extent such option is exercised, severally and not jointly, to purchase the principal amount of Option Notes that bears the same proportion to the aggregate principal amount of Option Notes to be sold on such Delivery Date as the principal amount of Firm Notes set forth in Schedule 1 hereto opposite the name of such Initial Purchaser bears to the aggregate principal amount of Firm Notes.
          The price of the Firm Notes purchased by the Initial Purchasers shall be equal to 97.25% of the principal amount thereof. The price of the Option Notes purchased by the Initial Purchasers shall be 97.25% of the principal amount thereof plus unpaid interest that has accrued with respect to the Firm Notes from the Initial Delivery Date to, but not including, the applicable Delivery Date.
          The Company shall not be obligated to deliver any of the Firm Notes or Option Notes to be delivered on the applicable Delivery Date, except upon payment for all such Notes to be purchased on such Delivery Date as provided herein.
     4. Offering of Notes by the Initial Purchasers. (a) Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising). The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the Initial Delivery Date. Such price may be changed by the Initial Purchasers at any time without notice.

     (b) Each Initial Purchaser has not nor, prior to the later to occur of (A) the Initial Delivery Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule 3 hereto, (iii) the Free Writing Offering Documents listed on Schedule 3 hereto, (iv) any written communication prepared by such Initial Purchaser and approved in advance by the Company in writing, or (v) any written communication that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.
          Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.
          5. Delivery of and Payment for the Notes. Delivery of and payment for the Firm Notes shall be made at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Notes shall be made to the Representatives for the account of each Initial Purchaser against payment by the several Initial Purchasers through the Representatives of the respective aggregate purchase prices of the Firm Notes being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Initial Purchaser hereunder. The Company shall deliver the Firm Notes through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.
          The option granted in Section 2 may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives not later than 30 days after the date of this Agreement. Such notice shall set forth the aggregate principal amount of Option Notes as to which the option is being exercised, the names in which the principal amount of Option Notes are to be registered, the denominations in which the principal amount of Option Notes are to be issued and the date and time, as determined by the Representatives, when the principal amount of Option Notes are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. Each date and time the principal amount of Option Notes are delivered is sometimes referred to as an “Option Notes Delivery Date,” and the Initial Delivery Date and any Option Notes Delivery Date are sometimes each referred to as a “Delivery Date.”
          Delivery of the Option Notes by the Company and payment for the Option Notes by the several Initial Purchasers through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On the Option Notes Delivery Date, the Company shall deliver or cause to be delivered the Option Notes to the Representatives for the account of each Initial Purchaser against payment by the several Initial Purchasers through the Representatives of the respective aggregate purchase prices of the Option Notes being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Initial Purchaser hereunder. The Company shall deliver the Option Notes through the facilities of DTC unless the Representatives shall otherwise instruct.
          6. Further Agreements of the Company. The Company agrees:
     (a) To promptly furnish to the Initial Purchasers, without charge, such number of copies of the Pricing Disclosure Package and the Offering Memorandum, as may then be amended or supplemented, as they may reasonably request;
     (b) Not to make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised;
     (c) To the use of the Pricing Disclosure Package and the Offering Memorandum, in accordance with state or foreign securities laws of the jurisdictions in which the Securities are offered, by the Initial Purchasers and by all dealers to whom Notes may be sold in connection with the offering and sale of the Notes;
     (d) To advise the Initial Purchasers promptly, and confirm such advice in writing, (i) of the occurrence of any event which makes any statement of a material fact made in any of the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, untrue or which requires the making of any additions to or changes in any of the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Pricing Disclosure Package or the Offering Memorandum or the initiation or, to the best knowledge of the Company, threatening of any proceeding for that purpose; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the

Pricing Disclosure Package or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof;
     (e) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, to prepare, subject to Section 6(b), an appropriate supplement or amendment thereto, and to expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof;
     (f) Not to make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representatives, which consent shall not be unreasonably withheld or delayed; if at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, to give notice thereof to the Initial Purchasers through the Representatives and, if requested by the Representatives, to prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission;
     (g) Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Notes for offering and sale under state or foreign securities laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
     (h) To furnish to the holders of the Notes as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make available to the holders of Notes consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that so long as the Company files periodic reports pursuant to Section 13 or 15(d) of the Exchange Act for the foregoing periods, the Company shall be deemed to comply with this Section 6(h);
     (i) For a period commencing on the date hereof and ending on the 60th day after the date of the Offering Memorandum (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or into or for cash based on the market price of the Common Stock (other than the Notes and the warrant transactions described in each of the Pricing Disclosure Package and the Offering Memorandum under “Description of Cash Concurrent Convertible Note Hedge Transactions and Warrant Transactions,” any shares issued upon conversion of the 1.00% Senior Convertible Debentures due 2027 and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock or into or for cash based on the market price of the Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. on behalf of the Initial Purchasers, and to cause each officer, director and stockholder of the Company set forth on Schedule 5 hereto to furnish to Barclays Capital Inc., prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Barclays Capital Inc., on behalf of the Initial Purchasers, waives such extension in writing;

     (j) To apply the net proceeds from the sale of the Notes as set forth in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds”;
     (k) Not to resell, directly or indirectly, any of the Notes that have been acquired by any of them, except for Notes purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act;
     (l) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes;
     (m) To use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC;
     (n) Between the date hereof and the Initial Delivery Date, not to do or authorize any act or thing that would result in an adjustment of the conversion price or conversion rate of the Notes; and
     (o) Without the consent of the Representatives, not to take any action prior to the Initial Delivery Date which would require the Pricing Disclosure Package or the Offering Memorandum to be amended or supplemented pursuant to Section 6(e).
          7. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Notes and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Notes; (b) the preparation, printing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum and any amendment or supplement thereto; (c) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Notes; (d) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 6(g) and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable and documented related fees and expenses of counsel to the Initial Purchasers); (e) the preparation, printing and distribution of one or more versions of the Pricing Disclosure Package and the Offering Memorandum for distribution in Canada (often in the form of a Canadian “wrapper”) (including reasonable and documented related fees and expenses of Canadian counsel to the Initial Purchasers); (f) the approval of the Notes by DTC for “book-entry” transfer; (g) the investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including, without limitation, expenses associated with any electronic roadshow; and (h) all other costs and expenses incident to the performance of the obligations of the Company, including the costs and charges of any transfer agent and any registrar, any fees charged by rating agencies for rating the Notes, the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties).

          8. Conditions of Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
     (a) No Initial Purchaser shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Pricing Disclosure Package or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (c) Neal, Gerber & Eisenberg LLP shall have furnished to the Representatives its written opinion and statement, as counsel to the Company, addressed to the Initial Purchasers and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1.
     (d) Latham & Watkins LLP shall have furnished to the Representatives its written opinions, as special counsel to the Company, addressed to the Initial Purchasers and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-2.
     (e) The General Counsel of the Company shall have furnished to the Representatives its written opinion, addressed to the Initial Purchasers and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-3.
     (f) Dewey & LeBoeuf LLP shall have furnished to the Representatives its written opinion, as regulatory counsel to the Company, addressed to the Initial Purchasers and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of attached hereto as Exhibit B-4.
     (g) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, such opinion and statement, dated such Delivery Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (h) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to initial purchasers in connection with registered public offerings.
     (i) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Initial Purchasers and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package and the Offering Memorandum, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (j) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:
     (i) The representations, warranties and agreements of the Company in Section 2 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date; and
     (ii) They have carefully examined the Pricing Disclosure Package and the Offering Memorandum, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time and as of the applicable Delivery Date, and the Offering Memorandum, as of its date and as of the applicable Delivery Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of Pricing Disclosure Package, no event has occurred that should have been set forth in a supplement or amendment to the Pricing Disclosure Package or the Offering Memorandum.
     (k) Except as described in each of the Pricing Disclosure Package or the Offering Memorandum, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock of the Company or the long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the financial condition, results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on such Delivery Date on the terms and in the manner contemplated in the Offering Memorandum.
     (l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company or any of its subsidiaries.
     (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Notes being delivered on such

Delivery Date on the terms and in the manner contemplated in the Offering Memorandum.
     (n) The Lock-Up Agreements between the Representatives and the officers, directors and certain stockholders of the Company set forth on Schedule 5, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.
     (o) The Notes shall have been made eligible for clearance on DTC.
     (p) The conditions to the effectiveness of the cash convertible note hedge transactions and warrant transactions in connection with the issuance of the Notes shall have been satisfied.
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.
          9. Indemnification and Contribution.
     (a) The Company shall indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto, (B) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the prior written approval of, the Company in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (provided that no prior written approval shall be required for any materials or information that are Free Writing Offering Documents listed on Schedule 3 hereto or which contain only “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) and/or the terms of the Notes in each case that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum), or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering

Memorandum or any amendment or supplement thereto, or in any Blue Sky Application or any Marketing Materials, any material fact necessary to make the statements therein not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 9(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.
     (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto, or in any Blue Sky Application or any Marketing Material, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto, or in any Blue Sky Application or any Marketing Material, any material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representatives by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 9(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.
     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 9 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a), or

9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Notes underwritten by it exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.
     (e) Each of the Initial Purchasers severally confirms that (i) the names of such Initial Purchaser set forth in the cover pages and in the table after the first paragraph under the caption “Plan of Distribution,” (ii) the last paragraph on the cover page, (iii) the third paragraph under the caption “Plan of Distribution,” (iv) the second sentence of the seventh paragraph under the caption “Plan of Distribution,” (v) the fourth and fifth sentences of the ninth paragraph under the caption “Plan of Distribution,” (vi) the tenth paragraph under the caption “Plan of Distribution,” and (vii) the fourth paragraph and the first sentence of the sixth paragraph under the caption “Description of the Concurrent Cash Convertible Note Hedge Transactions and Warrants,” the fourth paragraph and the first sentence of the sixth paragraph under the caption “Offering Memorandum Summary—The Offering—Concurrent Cash Convertible Note Hedge Transactions and Warrants” and the third paragraph and the first sentence of the fifth paragraph under the caption “Risk Factors—Risks Relating to This Offering—The concurrent cash convertible note hedge transactions and warrant transactions may affect the value of the Notes and our common stock,” in each case in the Pricing Disclosure Package and the Offering Memorandum are correct, and each of the Initial Purchasers severally confirms and the Company acknowledges and agrees that such statements constitute the only information concerning such Initial Purchaser furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or any amendment or supplement thereto, or in any Blue Sky Application or any Marketing Material.
          10. Defaulting Initial Purchasers. If, on any Delivery Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Notes that the defaulting Initial Purchaser agreed but failed to purchase on such Delivery Date in the respective proportions which the principal amount of the Firm Notes set forth opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to the total principal amount of the Firm Notes set forth opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule 1 hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on such Delivery Date if the total principal amount of the Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the total principal amount of the Notes to be purchased on such Delivery Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the principal amount of the Notes that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other initial purchasers satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on such Delivery Date. If the remaining Initial Purchasers or other initial purchasers satisfactory to the Representatives do not elect to purchase the Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Notes Delivery Date, the obligation of the Initial Purchasers to purchase, and of the Company to sell, the Option Notes) shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 7 and 12. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

          Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement.
          11. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Notes if, prior to that time, any of the events described in Sections 8(k), 8(l) and 8(m) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.
          12. Reimbursement of Initial Purchasers’ Expenses. If (a) the Company shall fail to tender the Notes for delivery to the Initial Purchasers for any reason or (b) the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement, the Company will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.
          13. Research Analyst Independence. The Company acknowledges that the Initial Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Initial Purchasers’ investment banking divisions. The Company acknowledges that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          14. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Notes or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Initial Purchasers, on the other, exists;

(ii) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Initial Purchasers may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with this offering.
          15. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Initial Purchasers, shall be delivered or sent by mail or facsimile transmission to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndication Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 (Fax: 212-520-0121), (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: Office of the General Counsel (Fax: 212-816-7912) and (iii) J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (Fax: 212-622-8358); and
     (b) if to the Company, shall be delivered or sent by mail or facsimile transmission to Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey, Attention: General Counsel (Fax: 973-882-7357).
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Representatives on behalf of the Initial Purchasers.
          16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Initial Purchasers and each person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          17. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
          18. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” means any subsidiary of the Company required to be identified pursuant to Item 601(b)(21) of Regulation S-K.
          19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
          21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, COVANTA HOLDING CORPORATION
By:	/s/ Mark Pytosh
	Name:	Mark Pytosh
	Title:	Executive Vice President and Chief Financial Officer

Accepted:
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
For themselves and as Representatives
of the several Initial Purchasers named
in Schedule 1 hereto
By Barclays Capital Inc.

By:
/s/ Robert Stowe Authorized Representative
By Citigroup Global Markets Inc.

By:	/s/ Jack Paris

Authorized Signatory
By J.P. Morgan Securities Inc.

By:	/s/ Michael O’Donovan

Authorized Signatory

SCHEDULE 1

Principal Amount of
Initial Purchasers	Firm Notes
Barclays Capital Inc.	124,000,000
Citigroup Global Markets Inc.	104,000,000
J.P. Morgan Securities Inc.	104,000,000
Calyon Securities (USA) Inc.	28,000,000
Avondale Partners LLC	20,000,000
Deutsche Bank Securities Inc.	20,000,000
Total	$400,000,000

SCHEDULE 2
Pricing Term Sheet
$400,000,000
COVANTA HOLDING CORPORATION
3.25% Cash Convertible Senior Notes due 2014
Pricing Term Sheet

Issuer:	Covanta Holding Corporation, a Delaware corporation
Underlying (Ticker):	CVA (NYSE)
Amount:	$400,000,000
Option to Purchase Additional Notes:	Up to $60,000,000 of additional notes, solely to cover over-allotments, if any
Issue Price:	100% of principal amount
Annual Interest Rate:	3.25%, from May 22, 2009
Share Price at Pricing:	$15.14 per share
Conversion Premium (approximately):	22.50% of Share Price at Pricing
Conversion Price (approximately):	$18.55
Conversion Rate (subject to adjustment):	53.9185 shares per $1,000 principal amount of notes
Cash Conversion Rights:	Subject to fulfillment of certain conditions and during the periods described in the preliminary offering memorandum relating to the offering
Maturity:	June 1, 2014, unless repurchased at the holder’s option upon a fundamental change or cash converted earlier
Interest Payment Dates:	June 1 and December 1, beginning December 1, 2009

Net Proceeds:	Approximately $387.7 million

Use of Proceeds:	Net proceeds from the offering, together with the proceeds from the warrant transactions described in the preliminary offering memorandum, will be used for working capital and general corporate purposes, which may include funding a portion of the construction cost of a 1,700 metric tpd energy-from-waste facility in Dublin, Ireland, other capital expenditures, potential permitted investments or acquisitions.

Concurrently with the offering, Covanta intends to use available cash to pay the total cost of the cash convertible note hedge transactions. The net cost to Covanta of the cash convertible note hedge transactions and the warrant transactions is $50.8 million.

Offering Status:	Rule 144A
144A CUSIP:	22282E AB8
ISIN:	US22282EAB83

Pricing Date:	May 18, 2009
Settlement Date:	May 22, 2009

Adjustment to Conversion Rate Upon Non-Stock Change of Control:	The following table sets forth the number of additional shares (subject to adjustment) by which the conversion rate shall be increased based on the share price and effective date upon a non-stock change of control, as described in the preliminary offering memorandum relating to the offering:

	Share Price
Effective Date	$15.14	$17.50	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00

May 22, 2009	12.1316	10.1729	7.5920	5.8094	4.5340	3.5940	2.8837	1.9045	1.2824	0.8676	0.5810	0.2353

June 1, 2010	12.1316	9.4909	6.9084	5.1691	3.9550	3.0808	2.4343	1.5661	1.0308	0.6813	0.4444	0.1643

June 1, 2011	12.1316	8.7999	6.1713	4.4640	3.3155	2.5176	1.9465	1.2098	0.7745	0.4981	0.3140	0.1003

June 1, 2012	12.1316	8.0277	5.2784	3.5956	2.5347	1.8440	1.3787	0.8198	0.5111	0.3213	0.1959	0.0493

June 1, 2013	12.1316	6.8033	3.8474	2.2603	1.4056	0.9339	0.6616	0.3827	0.2422	0.1531	0.0897	0.0083

June 1, 2014	12.1316	3.2244	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If the share price is:

•	in excess of $60.00 per share (subject to adjustment), the conversion rate will not be increased

• less than $15.14 per share (subject to adjustment), the conversion rate will not be increased

Notwithstanding the foregoing, in no event will the conversion rate including such additional shares exceed 66.0501 per $1,000 principal amount of notes (subject to adjustment).

Joint Book-Running Managers:	Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.
Co-Managers:	Calyon Securities (USA) Inc., Avondale Partners LLC and Deutsche Bank Securities Inc.

Cash Convertible Note Hedge Transactions and Warrant Transactions:	The cash convertible note hedge transactions will initially cover in the aggregate 21,567,400 shares (24,802,510 shares if the over-allotment option is exercised in full) of the Issuer’s common stock. The warrant transactions will also initially cover in the aggregate 21,567,400 shares (24,802,510 shares if the over-allotment option is exercised in full) of the Issuer’s common stock. The strike price of the warrant transactions will initially be $25.738 per share, which is 170% of the closing price of the Issuer’s common stock on May 18, 2009.

As Adjusted Ratio of Earnings to Fixed Charges:	For three months ended March 31, 2009, as adjusted earnings were insufficient to cover as adjusted fixed charges by $15.7 million For the year ended December 31, 2008: 2.03x

Capitalization table:

As of March
31, 2009
As
Adjusted(1)
(In thousands)
Cash and cash equivalents and restricted funds held in trust:
Cash and cash equivalents	$496,353
Restricted funds held in trust	328,805

Total cash and cash equivalents and restricted funds held in trust	$825,158

Debt:
Project debt (non-recourse)	$1,012,329
Unamortized premium on project debt	18,164
Other long-term debt	462
Covanta Energy’s first lien term loan facility (due 2014)	637,000
Debentures(2)	314,084
Notes offered hereby(3)	322,180

Total debt	$2,304,219

Equity:
Covanta Holding Corporation Stockholders’ equity:
Preferred stock ($0.10 par value; authorized 10,000 shares; none issued on an actual or as adjusted basis)	$—
Common stock ($0.10 par value; authorized 250,000 shares; issued 155,506 shares and outstanding 154,841 shares on an actual and as adjusted basis)(4)	15,551
Additional paid-in capital(5)	881,588
Accumulated other compensation loss	(10,332)
Accumulated earnings	348,568
Treasury stock, at par	(67)

Covanta Holding Corporation stockholders’ equity	1,235,308

Noncontrolling interests in subsidiaries	31,187

Total equity	$1,266,495

Total capitalization	$3,570,714

(1)	The cash convertible note hedge transactions that we expect to enter into concurrently with this offering will be included on our balance sheet as an asset which we estimate will be approximately $97.7 million, but are not shown in the capitalization table above. The liability associated with the cash conversion option that is part of the Notes and the asset associated with the cash convertible note hedge transactions will be periodically marked to market each period. See the section titled “Risk Factors— Risks Relating to This Offering— The accounting method for the Notes will result in our having to recognize a gain or loss in our consolidated statements of income to the extent a change in the valuation of the conversion option that is part of the Notes from the previous period is not offset by a change in the valuation of the cash convertible note hedge transactions from the prior period, which may increase the volatility of our earnings. In addition, we will be required to recognize interest expense that is larger than the stated interest rate on the Notes. These consequences could have a material adverse effect on our reported financial results” in the preliminary offering memorandum.

(2)	Consists of face value of the Debentures of $373.8 million, net of debt discount of $59.7 million.

(3)	Consists of face value of the Notes offered hereby of $400.0 million, net of debt discount of $77.8 million. In addition, the cash conversion option part of the Notes offered hereby will be recorded separately as a long-term liability on our balance sheet, but is not shown in the capitalization table above. This long-term liability will be $77.8 million on an as adjusted basis.

(4)	The number of issued shares in the table above as of March 31, 2009 on an as adjusted basis does not include (a) approximately 2.9 million shares of our common stock issuable upon exercise of outstanding stock options; (b) up to approximately 15.9 million shares of our common stock issuable upon conversion of our Debentures; and (c) up to 25.9 million shares of our common stock that may be issued under the warrant transactions described in the preliminary offering memorandum.

(5)	Includes the proceeds from the warrant transactions on an as adjusted basis.
The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. These securities have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and, unless so registered, may not be offered or sold in the United Stales or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws.
This pricing term sheet supplements the preliminary offering memorandum issued by Covanta Holding Company dated May 18, 2009.

SCHEDULE 3
Free Writing Offering Documents
1. Electronic Road Show dated May 18, 2009
2. Pricing Term Sheet containing the terms of the Notes, in the form of Schedule 2

SCHEDULE 4-A
List of Subsidiaries
8309 Tujunga Avenue Corp.
AC LINES LLC
American Commercial Lines Holdings LLC
Burney Mountain Power
Capital Compost & Waste Reduction Services, LLC
Central Valley Biomass Holdings, LLC
Central Valley Fuels Management Inc.
Covanta Alexandria / Arlington, Inc.
Covanta ARC Company
Covanta ARC Holdings, LLC
Covanta ARC LLC
Covanta B-3, LLC
Covanta Babylon, Inc.
Covanta Berkshire Holdings, Inc.
Covanta Berkshire Operations, Inc.
Covanta Bessemer, Inc.
Covanta Biofuels, Inc.
Covanta Bristol, Inc.
Covanta Capital District II LLC
Covanta Capital District LLC
Covanta Capital District, L.P
Covanta Company of SEMASS, L.P.

Covanta Connecticut (S.E.), LLC
Covanta Delano, Inc.
Covanta Delaware Valley II, LLC
Covanta Delaware Valley LLC
Covanta Delaware Valley, L.P.
Covanta Development Company LLC
Covanta Energy Americas, Inc.
Covanta Energy Asia, Inc.
Covanta Energy Corporation
Covanta Energy Europe, Inc
Covanta Energy Group, Inc.
Covanta Energy Resource Corp.
Covanta Energy Services, Inc.
Covanta Engineering Services, Inc.
Covanta Essex Company
Covanta Essex II, LLC
Covanta Essex LLC
Covanta Fairfax, Inc.
Covanta Frederick/Carroll, Inc.
Covanta Funds Administration, Inc.
Covanta Hampton Roads LLC
Covanta Harford, Inc.
Covanta Harrisburg, Inc.
Covanta Haverhill Associates

Covanta Haverhill Properties, Inc.
Covanta Haverhill, Inc.
Covanta Hawaii Energy LLC
Covanta Hempstead Company
Covanta Hempstead II, LLC
Covanta Hempstead LLC
Covanta Hennepin Energy Resource Co., Limited Partnership
Covanta Hillsborough, Inc.
Covanta Holding Corporation
Covanta Honolulu Resource Recovery Venture
Covanta Huntington Limited Partnershiip
Covanta Huntington Resource Recovery One Corp.
Covanta Huntington Resource Recovery Seven Corp.
Covanta Huntsville, Inc.
Covanta Hydro Operations West, Inc.
Covanta Indianapolis, Inc.
Covanta Insurance Holdings Corporation
Covanta Kent, Inc.
Covanta Lake Holding Corp.
Covanta Lake II, Inc.
Covanta Lancaster, Inc.
Covanta Lee, Inc.
Covanta Long Island, Inc.
Covanta Maine, LLC

Covanta Marion Land Corp.
Covanta Marion, Inc.
Covanta Mendota Holdings, Inc.
Covanta Mendota, L.P.
Covanta Mid-Conn, Inc.
Covanta Montgomery, Inc.
Covanta Niagara II, LLC
Covanta Niagara LLC
Covanta Niagara, L.P.
Covanta Oahu Waste Energy Recovery, Inc.
Covanta Omega Lease, Inc.
Covanta Onondaga Five Corp.
Covanta Onondaga Four Corp.
Covanta Onondaga Limited Partnership
Covanta Onondaga Operations, Inc.
Covanta Onondaga Three Corp.
Covanta Onondaga Two Corp.
Covanta Onondaga, Inc.
Covanta Operations of SEMASS II, LLC
Covanta Operations of SEMASS LLC
Covanta Operations of Union LLC
Covanta OPW Associates, Inc.
Covanta OPWH, Inc.
Covanta Otay 3 Company

Covanta Pasco, Inc.
Covanta Pinellas, Inc.
Covanta Pittsfield, LLC
Covanta Power Development of Mauritius, Inc.
Covanta Power Development, Inc.
Covanta Power International Holdings, Inc.
Covanta Power Pacific, Inc.
Covanta Power Plant Operations
Covanta Projects of Hawaii, Inc.
Covanta Projects of Wallingford, L.P.
Covanta Projects, Inc.
Covanta Ref-Fuel Finance LLC
Covanta Ref-Fuel Holdings LLC
Covanta Ref-Fuel II LLC
Covanta Ref-Fuel LLC
Covanta Ref-Fuel Management II, LLC
Covanta Ref-Fuel Management LLC
Covanta Renewable Fuels LLC
Covanta Research & Technology, LLC
Covanta RRS Holdings, Inc.
Covanta SBR Associates
Covanta SECONN LLC
Covanta Secure Services, LLC
Covanta SEMASS II, LLC

Covanta SEMASS LLC
Covanta SEMASS, L.P.
Covanta Southeastern Connecticut Company
Covanta Southeastern Connecticut, L.P.
Covanta Springfield, LLC
Covanta Stanislaus, Inc.
Covanta Systems, LLC
Covanta Union, Inc.
Covanta Wallingford Associates, Inc.
Covanta Warren Energy Resource Co., Limited Partnership
Covanta Warren Holdings I, Inc.
Covanta Warren Holdings II, Inc.
Covanta Waste to Energy of Italy, Inc.
Covanta Waste to Energy, LLC
Covanta Water Holdings, Inc.
Covanta Water Systems, Inc.
Covanta WBH, LLC
Danielson Indemnity Company
Danielson Insurance Company
Danielson National Insurance Company
Danielson Reinsurance Corporation
DSS Environmental, Inc.
Generating Resource Recovery Partners L.P.
Haverhill Power, LLC

Koma Kulshan Associates L.P.
Kramer Capital Consultants, Inc.
LMI, Inc.
Michigan Waste Energy, Inc.
Mount Kisco Transfer Station, Inc.
MSW Energy Erie LLC
MSW Energy Finance Co. II, Inc.
MSW Energy Finance Co., Inc.
MSW Energy Holdings II LLC
MSW Energy Holdings LLC
MSW Energy Hudson LLC
MSW I Sub, LLC
Mt. Lassen Power
NAICC Insurance Services
National American Insurance Company of California
New Covanta Lake Holding LLC
OPI Quezon, LLC
Pacific Energy Operating Group, L.P.
Pacific Energy Resources Incorporated
Pacific Hydropower Company
Pacific Oroville Power, Inc.
Pacific Recovery Corporation
Pacific Wood Fuels Company
Pacific-Ultrapower Chinese Station

Peabody Monofill Associates, Inc.
Penstock Power Company
Recycling Industries Transfer Station, LLC
SEMASS Partnership
South Fork II Associates Limited Partnership
Thermendota, Inc.
TransRiver II, LLC
TransRiver LLC
TransRiver Canada Incorporated
TransRiver Marketing Company, L.P.
TransRiver Philadelphia LLC
TransRiver Portsmouth LLC
TransRiver Transfer Systems LLC
TransRiver Waste LLC
UAH Groveville Hydro Associates
UAH Management Corp
Valor Insurance Company, Incorporated
Ambiente 2000 S.R.L.
Bal-Sam India Holdings Limited
Chengdu Jiuniang Environmental Energy Co. Ltd.
Chongqing Sanfeng Covanta Environmental Industry Co., Ltd.
Covanta Bangladesh Operating Limited
Covanta Cayman (Rojana) Limited
Covanta Cayman (Sahacogen) Limited

Covanta Energy (Ireland) Limited
Covanta Energy (Thailand) Limited
Covanta Energy (UK) Limited
Covanta Energy Asia Holdings Limited
Covanta Energy Asia Pacific Limited
Covanta Energy China (Delta) Limited
Covanta Energy China (Gamma) Limited
Covanta Energy India (Balaji) Limited
Covanta Energy India (CBM) Limited
Covanta Energy India (Samalpatti) Limited
Covanta Energy India Private Limited
Covanta Energy International Investments Limited
Covanta Energy Limited
Covanta Energy Philippine Holdings, Inc.
Covanta Europe Engineering Limited
Covanta Europe Holdings S.a.r.l.
Covanta Europe Operations Limited
Covanta Five Limited
Covanta Four Limited
Covanta Holding Limited
Covanta India Operating Private Limited
Covanta Italy Holding, S.r.l.
Covanta Italy I S.r.l.
Covanta Italy II S.r.l.

Covanta Madurai Operating Private Limited
Covanta Mauritius O&M Ltd.
Covanta One Limited
Covanta Philippines Operating, Inc.
Covanta Samalpatti Operating Private Limited
Covanta Three Limited
Covanta Two Limited
Covanta Waste to Energy Asia Investments
Covanta Waste to Energy Asia Limited
Covanta Waste to Energy Asia Ltd
Dublin Waste to Energy (Holdings) Limited
Dublin Waste to Energy Limited
Edison (Bataan) Cogeneration Corporation
Enereruope Holdings III, B.V.
GOA Holdings Limited
Guangzhou Development Covanta Environmental Industry Co., Ltd.
Hidro Operaciones Don Pedro S.A.
Madurai Power Corporation Pvt. Ltd.
NEPC Consortium Power Ltd.
Ogden Energy (Gulf) Limited
Ogden Energy India (Bakreshwar) Limited
Ogden Power Development — Cayman, Inc.
Ogden Taiwan Investments Limited
OLMEC Insurance Ltd.

P.H. Don Pedro
P.H. Rio Volcan
Power Operations and Maintenance Limited
Prima S.r.l.
Quezon Power (Philippines) Limited
Quezon Power, Inc.
Samalpatti Power Company Private Limited
Taixing Covanta Yanjiang Cogeneration Company Limited

SCHEDULE 4-B
List of Significant Subsidiaries
Covanta ARC Holdings, LLC
Covanta ARC LLC
Covanta Energy Corporation
Covanta Essex Company
Covanta Essex LLC
Covanta Hempstead Company
Covanta Hempstead LLC
Covanta RRS Holdings, Inc.
Covanta SEMASS, L.P.
MSW Energy Hudson LLC
Quezon Power, Inc.
Covanta Power International Holdings, Inc.

SCHEDULE 5
Persons Delivering Lock-Up Agreements
Directors
David M. Barse
Ronald J. Broglio
Peter C.B. Bynoe
Linda J. Fisher
Joseph M. Holsten
Richard L. Huber
Anthony J. Orlando
William C. Pate
Robert S. Silberman
Jean Smith
Clayton Yeutter
Samuel Zell
Officers
Anthony J. Orlando
Mark A. Pytosh
John M. Klett
Seth Myones
Timothy J. Simpson
Thomas E. Bucks
Stockholders
SZ Investments, L.L.C.
EGI-Fund (05-07) Investors, L.L.C.
Third Avenue Management LLC

Exhibit A
LOCK-UP LETTER AGREEMENT
Barclays Capital inc.
Citigroup Global Markets Inc.
J.P. Morgan Inc.
As Representatives of the several
     Initial Purchasers named in Schedule 1,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
          The undersigned understands that you and certain other firms (the “Initial Purchasers”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) providing for the purchase by the Initial Purchasers of cash convertible senior notes due 2014 (the “Notes”) of Covanta Holding Corporation, a Delaware corporation (the “Company”), and that the Initial Purchasers propose to reoffer the Notes to the public (the “Offering”).
          In consideration of the execution of the Purchase Agreement by the Initial Purchasers, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc. on behalf of the Initial Purchasers, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock or into or for cash based on the market price of the Common Stock (other than pledges of Common Stock to secure loans with broker-dealers and other financial institutions that existed prior to the date hereof where such broker-dealers and other financial institutions are entitled to foreclose on such pledges in accordance with the terms thereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or into or for cash based on the market price of the Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 60th day after the date of the Offering

Memorandum relating to the Offering (such 60-day period, the “Lock-Up Period”). For the avoidance of doubt, the restrictions in the preceding sentence of this Lock-Up Letter Agreement do not apply to the exercise of rights by pledgees under pledge or other security agreements executed by the undersigned to the extent such agreements are in effect on the date hereof.
          Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer any shares of Common Stock held of record or that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission without the prior written consent of Barclays Capital Inc.:
(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iii)	as a distribution to limited partners, members or stockholders of the undersigned, to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(iv)	to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent; or

(v)	to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or immediate family of the undersigned;
provided, that (a) Barclays Capital Inc. shall have received a signed copy of this lock-up agreement from each donee, trustee, distributee, or transferee, as the case may be, (b) any such transfer shall not involve a disposition for value, and (c) the undersigned does not otherwise voluntarily effect any such public filing or report regarding such transfers.
          Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Barclays Capital Inc. waives such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give

2

notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.
          In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
          It is understood that, if the Company notifies the Initial Purchasers that it does not intend to proceed with the Offering, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Notes, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
          The undersigned understands that the Company and the Initial Purchasers will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
          Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.
[Signature page follows]

3

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
Name:
Title:

Dated: May __, 2009

4

EXHIBIT B-1
FORM OF OPINION OF NEAL, GERBER & EISENBERG LLP
     1. To the best of our knowledge, except as described in each of the Pricing Disclosure Package and the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or any of its Significant Subsidiaries is the subject, the adverse determination of which would reasonably be expected to result in a Material Adverse Effect or would reasonably be expected to result in a material adverse effect on the performance of the Purchase Agreement or the consummation of the transactions contemplated thereby; and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or other persons or entities.
     2. We have acted as special securities counsel to the Company on a regular basis, including in connection with the preparation of the Pricing Disclosure Package and the Offering Memorandum and, based on the foregoing, no information has been disclosed to us that gives us reason to believe that and, on the basis of the foregoing, no facts have come to our attention which causes us to believe that:
     (a) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or
     (b) the Offering Memorandum, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that, in each case, we express no opinion or belief with respect to the financial statements or other financial or statistical data contained in or incorporated by reference in or omitted from the Pricing Disclosure Package or the Offering Memorandum. The foregoing statement is qualified to the effect that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package or the Offering Memorandum.

EXHIBIT B-2
FORM OF OPINION OF LATHAM & WATKINS LLP
1. The Company is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Offering Memorandum. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.
2. The Purchase Agreement has been duly authorized by all necessary corporate action of the Company and has been duly executed and delivered by the Company.
3. The Indenture has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
4. The Notes have been duly authorized by all necessary corporate action of the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
5. No registration of the Notes under the Securities Act of 1933, as amended, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the purchase of the Notes by you or the initial resale of the Notes by you to Eligible Purchasers (as defined in the Purchase Agreement), in each case, in the manner contemplated by the Purchase Agreement and the Offering Memorandum. We express no opinion, however, as to when or under what circumstances any Notes initially sold by you may be reoffered or resold.
6. The execution and delivery of the Purchase Agreement and the Indenture, and the issuance and sale of the Notes by the Company to you and the other Initial Purchasers pursuant to the Purchase Agreement, do not on the date hereof:
     (i) violate the Company’s Governing Documents; or
     (ii) result in the breach of or a default under any of the Specified Agreements; or
     (iii) violate any federal or New York statute, rule or regulation applicable to the Company or the DGCL; or

     (iv) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company or the DGCL on or prior to the date hereof that have not been obtained or made.
7. The statements in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to describe or summarize certain provisions of the Notes or the Indenture, are accurate summaries or descriptions in all material respects.
8. The Company is not, and immediately after giving effect to the sale of the Notes in accordance with the Purchase Agreement and the application of the proceeds as described in the Offering Memorandum under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
9. The statements in each of the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income and estate tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

2

EXHIBIT B-3
FORM OF OPINION OF GENERAL COUNSEL
          The Company and each of its Significant Subsidiaries (other than Quezon Power, Inc.) has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization. The Company and each of its Significant Subsidiaries (other than Quezon Power, Inc.) is qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each of the Significant Subsidiaries has all power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged.

1

EXHIBIT B-4
FORM OF OPINION OF DEWEY & LEBOEUF LLP
          We are of the opinion that neither the Company nor any of its subsidiaries is subject to any state or federal law or regulation relating to the ownership or operation of electric generation facilities, including without limitation the Federal Energy Regulatory Laws, which would require any notice or other filing or consent or approval for the execution, delivery or performance of the Purchase Agreement or the issuance and sale of the Notes in the manner contemplated in the Purchase Agreement.

2